UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 3, 2014

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10065-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

In August 2014, HighMount Exploration and Production Holding Corp. (“Holdco”), a wholly owned subsidiary of the Registrant, entered into an agreement to sell all of the membership interests of its wholly owned subsidiary, HighMount Exploration & Production LLC (“HighMount”), to privately held affiliates of EnerVest, Ltd. for $805 million, subject to adjustment. On September 30, 2014, Holdco completed the sale of HighMount and received proceeds of $794 million, of which $481 million was used to repay indebtedness of HighMount. The sale will result in a modest reduction of the previously recognized impairment charge.

See Item 9.01 (b) for pro forma consolidated condensed financial information related to the disposition.

Item 7.01	Regulation FD Disclosure.

On October 3, 2014, Registrant issued a press release providing information on the sale of HighMount. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information under Item 7.01 and in Exhibit 99.1 in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Pro forma financial information.

The unaudited pro forma consolidated condensed financial information of the Registrant, which reflects the disposition described in Item 2.01, is furnished as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

(c)	Not applicable.
(d)	Exhibits:

Exhibit Reference

Number	Exhibit Description

99.1	Press release issued by the Registrant on October 3, 2014.

99.2	Unaudited pro forma consolidated condensed financial information of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: October 3, 2014	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary